Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2006, in the Registration Statement (Form S-1 No. 333-000000) and related Prospectus of Aventine Renewable Energy Holdings, Inc. dated March 27, 2006.

St. Louis, Missouri

March 24, 2006